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Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES NOTE OFFERING

        Rutland, Vermont (January 14, 2003)—Casella Waste Systems, Inc. (Nasdaq: CWST) announced today its renewed intent to sell $150,000,000 of senior subordinated notes. Concurrent with the offering, Casella Waste Systems expects to obtain a new senior secured credit facility of $325,000,000. Net proceeds from the offering, together with initial borrowings from the new senior secured credit facility, would be used to repay the borrowings outstanding under Casella Waste Systems' senior secured credit facility and for general corporate purposes.

        The notes are being sold in the United States to qualified institutional buyers in reliance on Rule 144A, and outside the United States in compliance with Regulation S, under the Securities Act of 1933, as amended. These securities will not be registered under the Securities Act of 1933, as amended, or any applicable state laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

        This announcement shall not constitute an offer to sell or a solicitation of an offer to buy the securities.

        Casella Waste Systems, headquartered in Rutland, Vermont, provides collection, transfer, disposal and recycling services primarily in the eastern United States.

        This news release contains forward looking statements about Casella Waste Systems, Inc. within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Casella Waste Systems' intent to sell senior subordinated notes; reduce borrowings under the revolving credit facility; and diversify sources of credit. These forward looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include Casella Waste Systems' ability to sell the notes; ability to obtain a new revolving credit facility and general economic conditions. These and other risks are detailed from time to time in Casella Waste Systems' periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-Q for its fiscal quarter ended October 31, 2002.

        Contact: Richard Norris, Chief Financial Officer; or Joseph Fusco, Vice President; (802) 775-0325.

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  Exhibit 99.1